UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 18, 2005
Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)
500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 894-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 18, 2005, the Board of Directors of Maxtor Corporation (the “Company”) appointed Ms. Kimberly E. Alexy to serve as a Class II member of the Company’s Board of Directors, with a term expiring at the 2006 annual meeting of stockholders, and increased the Board of Directors from seven (7) directors to eight (8) directors. Ms. Alexy was appointed on the recommendation of the Nominating and Corporate Governance Committee. There is no arrangement or understanding between Ms. Alexy and any other persons pursuant to which she was appointed as a director. The Board of Directors determined that Ms. Alexy has no material relationship with the Company and is otherwise “independent” in accordance with the applicable listing requirements of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. In making that determination, the Board of Directors considered all relevant facts and circumstances, including Ms. Alexy’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Nominating and Corporate Governance Committee and the Board of Directors also considered the qualifications for director candidates set forth in the Company’s Corporate Governance Guidelines, which are available on its website at http://www.shareholder.com/maxtor/ governance.cfm, or in print by writing to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035. The Board of Directors appointed Ms. Alexy to serve as a member of the Nominating and Corporate Governance Committee, effective August 18, 2005. Ms. Alexy’s appointment to the Board of Directors was announced by the Company on August 22, 2005, in a press release, which is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.
     On August 18, 2005, under the terms of the 2005 Performance Incentive Plan, Ms. Alexy received a grant of a non-qualified stock option to purchase 75,000 shares of the Company’s common stock. Ms. Alexy is also entitled to receive customary director and retainer fees and an annual non-qualified stock option to purchase 10,000 shares of the Company’s common stock on each anniversary of her appointment.
     Ms. Alexy served as Senior Vice President and Senior Equity Research Analyst for Prudential Equity Group, LLC (formerly known as Prudential Securities Inc., “Prudential”), a full-service brokerage firm, from October 1998 to February 2003. In her various capacities with Prudential, Ms. Alexy had responsibility for the company’s domestic and international relationships with leading institutional money managers, hedge funds and financial analysts, as well as for the analysis, financial modeling, valuation and ratings for Prudential’s hardware technology stocks. From July 1995 to October 1998, Ms. Alexy served as Vice President of Equity Research for Lehman Brothers Inc., and from 1993 to 1995, she served as Assistant Vice President Corporate Finance for Wachovia Bank, N.A. Since February 2003, Ms. Alexy has been working as an independent consultant. Ms. Alexy received a bachelor’s degree in psychology from Emory University and an M.B.A. with a concentration in finance and accounting from the College of William and Mary. She is a Chartered Financial Analyst. Ms. Alexy is 35 years old.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

99.1	Press release dated August 22, 2005 regarding appointment of Ms. Kimberly E. Alexy

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 24, 2005

MAXTOR CORPORATION
By:	/s/ Duston M. Williams
Name:	Duston M. Williams
Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 22, 2005 regarding appointment of Ms. Kimberly E. Alexy